Exhibit 10.1


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of July 30, 2004, by and between Capital Senior Management 1, Inc., a Texas corporation (the "Buyer"), and Covenant Group of Texas, Inc., a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

     WHEREAS, the Seller owns all of the outstanding capital stock of CGI Management, Inc., a Delaware corporation ("CGIM"); and

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of CGIM on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement in accordance with the terms and conditions of this Agreement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" means, as to a Person, any other Person controlling, controlled by or under common control with such Person.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504.

     "Bucket Fill-Up Amount" has the meaning provided in Section 2(b)(ii) below.

     "Buyer" has the meaning set forth in the preface above.


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     "CGIM" has the meaning set forth in the preface above.

     "CGIM Shares" means One Thousand (1,000) shares of common stock, par value $1.00 per share, of CGIM.

     "Closing" has the meaning set forth in Section 2(c) below.

     "Closing Date" has the meaning set forth in Section 2(c) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of CGIM other than any such information that (i) is generally available to the senior housing facility industry as of the date of this Agreement, (ii) becomes generally available to the senior housing facility industry after the effective date of this Agreement other than as a result of a violation by Seller of its obligations under Section 6(d) below, or (iii) is, on the advice of counsel, required to be disclosed pursuant to law or to legal process.

     "Disclosure Schedule" has the meaning set forth in Section 4 below.

     "Down Payment" has the meaning set forth in Section 2(b) below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee  Pension  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(2).

     "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules,

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regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to
emissions,   discharges,   releases,   or  threatened  releases  of  pollutants,
contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statement" has the meaning set forth in Section 4(e) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" has the meaning set forth in Section 8(d)(i) below.

     "Indemnifying Party" has the meaning set forth in Section 8(d)(i) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and

STOCK PURCHASE AGREEMENT - Page 3
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related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means the actual knowledge of the applicable party without investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Management Agreement" means any Owned Property Management Agreement or Third Party Property Management Agreement.

     "Management Fee Credit" has the meaning provided in Section 2(b)(ii) below.

     "Management Fee Deficit" has the meaning provided in Section 2(b)(ii) below.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 4(e) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(e) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4(e) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "New Owned  Property  Management  Agreements"  has the meaning set forth in
Section 7(a)(ix) below.

     "Options to Purchase" has the meaning set forth in Section 7(a)(viii) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Owned Properties" means the senior housing facilities owned by Seller, and/or its Affiliates.

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     "Owned  Property  Management  Agreement"  means  any  management  agreement pursuant to which CGIM manages an Owned Property.

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in Section 2(b) below.

     "Remaining Purchase Price" has the meaning provided in Section 2(b)(ii) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Right  of  First  Refusal   Agreements"  has  the  meaning  set  forth  in
Section 7(a)(vii) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Substituted Management Agreement" has the meaning set forth in Section 2(b)(ii) below.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium,

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capital stock, franchise,  profits,  withholding,  social security (or similar),
unemployment,   disability,   real  property,  personal  property,  sales,  use,
transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Terminated Management Agreement" has the meaning set forth in Section 2(b)(ii) below.

     "Terminated  Management  Agreement  Amount"  has the  meaning  set forth in
Section 2(b)(ii) below.

     "Third Party Claim" has the meaning set forth in Section 8(d)(i) below.

     "Third Party Properties" means the senior housing facilities owned by any Person other than Seller or its Affiliates which are subject to Management Agreements.

     "Third Party Property Management Agreement" means any management agreement pursuant to which CGIM manages any Third Party Property.

     "Transition Period" means the sixty (60) day period immediately following the Closing.

2.   Purchase and Sale of the CGIM Shares.

     (a) Purchase and Sale Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of its CGIM Shares.

     (b) Purchase Price. Subject to any adjustments as provided herein, the purchase price for the CGIM Shares shall be $3,600,000.00 (the "Purchase
Price"). The Buyer agrees to pay to the Seller $2,500,000.00 of the Purchase Price (the "Down Payment") at the Closing by wire transfer or delivery of other immediately available funds. Unless reduced as provided below, the remainder of the Purchase Price (the "Remaining Purchase Price") shall be paid in three (3)

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installments  of  $366,666.66  payable  on  the  first,  third  and  fifth  year anniversary of the Closing Date (each a "Payment Date"). The Remaining Purchase Price shall be reduced by (i) and adjusted by (ii) as follows:

          (i) the amounts, if any, of pre-Closing Liabilities of CGIM paid by Buyer upon at least thirty (30) days' prior written notice to Seller if Seller shall have failed to pay or undertake efforts to contest or defend same within such thirty (30) day period; and

          (ii) the amount of any Management Fee Deficit or Credit as of the Payment Date that has not previously been applied to reduce or reinstate the Remaining Purchase Price. "Management Fee Deficit" shall mean the amount as of the applicable Payment Date that the Terminated Management Agreement Amount exceeds the Bucket Fill-Up Amount. "Management Fee Credit" shall mean the amount as of the applicable Payment Date that the Bucket Fill-Up Amount exceeds the Terminated Management Agreement Amount. "Terminated Management Agreement Amount" means the aggregate management fees that would have been received by CGIM pursuant to all Terminated Management Agreements for the period from the termination date of the Terminated Management Agreement to the next Payment Date, assuming that the Terminated Management Agreement had continued in existence until such next Payment Date, plus any accrued but unpaid management fees less (i) any penalty fees paid to CGIM pursuant to the Terminated Management Agreement and (ii) any management fees already offset by Bucket Fill-Up Amounts. "Bucket Fill-Up Amount" means the aggregate management fees received by CGIM pursuant to all Substituted Management Agreements for the period from the commencement date of the Substituted Management Agreement to the next Payment Date, less management fees already counted as Bucket Fill Up Amounts. "Terminated Management Agreement" means any Management Agreement for a Third Party Property listed on Schedule 2(b)(ii) attached hereto that is terminated or is not renewed or extended for any reason, other than the breach after Closing by CGIM (or by any Affiliate thereof to which CGIM has assigned such Management Agreement) of its obligations under the Management Agreement that constitutes cause for termination of CGIM as defined in the applicable Management Agreement. However, the management agreement for Eden Terrace of Bedford in Bedford, Texas is currently in default and shall not be considered a breach after Closing by CGIM. In addition, a moratorium or change in the Texas reimbursement program regarding Meadow View in Arlington, Texas that causes an occupancy or debt service coverage default under the Meadow View loan documents, shall not be considered a breach after Closing by CGIM. "Substituted Management Agreement" means any Management Agreement for a Third Party Property that is assigned or referred to CGIM by Seller or its Affiliate not included on Schedule

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     2(b)(ii)  attached  hereto.  In the event that the amount of any Management
     Fee Deficit on any Payment Date exceeds the Remaining Purchase Price amount for such Payment Date, it shall be carried back first, then forward and the applicable Remaining Purchase Price shall be adjusted. Likewise, in the event that the Bucket Fill-Up Amount on any Payment Date exceeds the Terminated Management Agreement Amount, it shall be carried back first, then forward, and the remaining Purchase Price shall be adjusted, but not more than $366,666.66 per Payment Date. The examples on Exhibit A are meant to reflect the parties' understanding of these provisions.

The Remaining Purchase Price shall be evidenced by a promissory note in a form reasonably acceptable to the Buyer and the Seller (the "Note") and shall be secured by all of the CGIM Shares pursuant to a security agreement in a form reasonably acceptable to the Buyer and the Seller (the "Security Agreement").

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller in Fort Worth, Texas, commencing at 9:00 am. local time on August 18, 2004 or such other date as may be extended by this Agreement or as the Parties may mutually determine in writing (the "Closing Date").

     (d) Seller's Deliveries at the Closing. At the Closing, the Seller will deliver to the Buyer (i) the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) duly executed counterparts of (I) the Security Agreement, (II) the Right of First Refusal Agreement on behalf of Capital Acquisition, (III) the Option to Purchase on behalf of Capital Acquisition, (IV) the New Owned Property Management Agreements, and (iii) a stock certificate issued in the Buyer's name representing all of the CGIM Shares (the "Stock Certificate"), and (iv) an opinion letter from Seller's counsel in a form acceptable to Buyer.

     (e) Buyer's Deliveries at the Closing. At the Closing, the Buyer will deliver to the Seller (i) the various certificates, instruments, and documents referred to in Section 7(b) below, (ii) a duly executed original Note, (iii) duly executed counterparts of (I) the Security Agreement, (II) the Right of First Refusal Agreement, (III) the Option to Purchase, and (IV) the New Owned Property Management Agreements, (iv) the Stock Certificate, accompanied by a duly executed irrevocable stock power, and (v) the Down Payment.

     (f) Effectiveness of Closing Deliveries. At the Closing, all deliveries (including, without limitation, the deliveries of the agreements set forth in

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Sections 7(a)(vii),  7(a)(viii), and 7(a)(ix)) and other actions shall be deemed to have occurred simultaneously and shall be deemed ineffective until the Closing has been consummated in full.

     (g) Escrow; Due Diligence. Upon execution of this Agreement by Seller, Buyer shall deposit with Republic Title of Fort Worth ("Escrow Agent") the sum of $150,000.00 ("Earnest Money"). The Earnest Money shall be applied in accordance with Section 9(b) below. From the date this Agreement is executed until August 18, 2004 ("Due Diligence Period") Seller shall make available to Buyer such information reasonably requested by Buyer concerning CGIM, the CGIM Shares, the Owned Properties, the Third Party Properties and the Management Agreements to the extent that Seller possesses or can obtain such information. Seller shall also make available to Buyer, at reasonable times and otherwise upon reasonable conditions, the books and records of CGIM and allow Buyer to perform reasonable audits, inspections and investigations thereof. During the Due Diligence Period, Seller shall grant, shall cause the owners of the Owned Properties to grant, and/or shall use reasonable efforts to cause the owners of the Third Party Properties to grant Buyer access to such facilities in order to make relevant inspection and investigation of such facilities at reasonable times and otherwise upon reasonable conditions. In the event the Parties, notwithstanding the best efforts of each of them, are unable to obtain all requisite consents, permits, licenses and/or approvals for the sale of the CGIM Shares from Seller to Buyer by the Closing Date, the Due Diligence Period and Closing Date shall be extended until such time as all such consents, permits, licenses and/or approvals are obtained; provided, however, that in no event shall the Closing Date be extended beyond October 1, 2004; and provided, further, however, that each Party shall use its best efforts to obtain all such requisite consents, permits, licenses, and/or approvals at the earliest possible time.

3.   Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3(a) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a), except as set forth in Annex I attached hereto.

          (i) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

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          (ii) Authorization of Transaction. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by the Seller's board of directors, and no other corporate action by the Seller that has not been taken is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the
     Seller,   enforceable  in  accordance  with  its  terms.  To  the  Seller's
     Knowledge, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the purchase and sale of the CGIM Shares for which the Buyer could become liable or obligated.

          (v) CGIM Shares. The Seller holds of record and owns beneficially all of the issued and outstanding CGIM Shares which constitute all of the issued and outstanding capital stock of CGIM, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, and claims and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of CGIM (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of CGIM.

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     (b)  Representations  and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(b) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

          (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder except that the approval by Buyer's Board of Directors of management's due diligence report is required for Buyer to consummate the Closing. The execution and delivery of this Agreement has been duly authorized by the Buyer's board of directors, and no other corporate action by the Buyer that has not been taken is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. To its knowledge, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the purchase and sale of the CGIM Shares for which the Seller could become

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     liable or obligated. The Buyer acknowledges its obligation to pay SSM, Inc.
     all amounts due to it in connection with the purchase and sale of the CGIM Shares.

          (v) Investment Representations. The Buyer is acquiring the CGIM Shares for its own account and not with a view to or for resale, distribution, or other disposition of such CGIM Shares within the meaning of the Securities Act.

4. Representations and Warranties Concerning CGIM. The Seller represents and warrants to the Buyer that the statements contained in this Section 4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts with such degree of detail as reasonably would be expected to put Buyer on notice of the context of such exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not
(i) be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself) or (ii) relieve Seller of its obligation to pay or remedy, in accordance with the terms and conditions of this Agreement, any Liability related to or resulting from the business or affairs of CGIM determined to have arisen prior to Closing.

     (a) Organization, Qualification, and Corporate Power. CGIM is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. CGIM is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. CGIM has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
Section 4(a) of the Disclosure Schedule lists the directors and officers of CGIM. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of CGIM (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of CGIM are correct and complete. CGIM is not in default under or in violation of any provision of its charter or bylaws.

STOCK PURCHASE AGREEMENT - Page 12

     (b) Capitalization. The entire authorized capital stock of CGIM consists of CGIM Shares, of which 1,000 CGIM Shares are issued and outstanding. No shares of CGIM are held in treasury. All of the issued and outstanding CGIM Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require CGIM to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CGIM. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of CGIM.

     (c) Noncontravention. Except for lender's consent, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order. decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CGIM is subject or any provision of the charter or bylaws of CGIM or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CGIM is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). CGIM does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Subsidiaries. CGIM does not have any ownership interest in any other Person.

     (e) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 (the "Most Recent Fiscal Year End") for CGIM; and
(ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six months ended June 30, 2004 (the "Most Recent Fiscal Month End") for CGIM. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of CGIM as of such dates and the results of operations of CGIM for such periods, and are consistent with the

STOCK PURCHASE AGREEMENT - Page 13
books and records of CGIM (which books and records are correct and complete in all material respects).

     (f) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, or results of operations of CGIM.

     (g) Undisclosed Liabilities. CGIM does not have any Liability (and, to the Seller's Knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material Liability), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). As of the Closing Date, CGIM will have no Liabilities other than its obligations under the Management Agreements accruing after the Closing Date.

     (h) Legal Compliance. CGIM has complied with all material applicable laws (including rules, regulations (including, to the extent applicable, HIPAA), codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to the Seller's Knowledge, commenced against CGIM alleging any failure so to comply.

     (i) Tax Matters.

          (i) CGIM has filed all Tax Returns that it was required to file. To Seller's Knowledge, all such Tax Returns were correct and complete in all respects. All Taxes owed by CGIM (whether or not shown on any Tax Return) have been paid. CGIM is not currently the beneficiary of any extension of time within which to file any Tax Return. To the Seller's Knowledge, no claim has ever been made by an authority in a jurisdiction where CGIM does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of CGIM that arose in connection with any failure (or alleged failure) to pay any Tax.

 STOCK PURCHASE AGREEMENT - Page 14

          (ii) CGIM has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) To the Seller's Knowledge, no governmental authority intends to assess any additional Taxes against CGIM for any period for which CGIM has filed Tax Returns. There is no dispute or claim concerning any Tax Liability of CGIM either (A) claimed or raised by any authority in writing or (B) to the Seller's Knowledge based upon personal contact with any agent of such authority. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CGIM.

          (iv) CGIM has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) CGIM has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. CGIM has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sec. 280G. CGIM has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. CGIM is not a party to any Tax allocation or sharing agreement. CGIM (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) does not have any Liability for the Taxes of any Person (other than CGIM) under Treas. Reg. Sections 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Section 4(i)(vi) of the Disclosure Schedule sets forth the following information with respect to CGIM as of the most recent practicable date: (A) the basis of CGIM in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to CGIM.

     (j) Title to Assets. CGIM has good and marketable title to the assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

STOCK PURCHASE AGREEMENT - Page 15

     (k) Real Property. CGIM does not own any real property.

     (l) Intellectual Property.

          (i) CGIM owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of CGIM as presently conducted. Each item of Intellectual Property owned or used by CGIM immediately prior to the Closing hereunder will be owned or available for use by CGIM on identical terms and conditions immediately subsequent to the Closing hereunder.

          (ii) CGIM has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, to the Seller's Knowledge, CGIM has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that CGIM must license or refrain from using any Intellectual Property rights of any third party). To the Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of CGIM.

          (iii) There are no patents which have been issued to CGIM with respect to any of its Intellectual Property.

          (iv) Section 4(l)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that CGIM uses pursuant to license, sublicense, agreement, or permission (other than computer software that is generally available to the public). The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(l)(iv) of the Disclosure Schedule, to the Seller's
     Knowledge: (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding enforceable, and in full force and effect; (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing; (C) no party to the license, sublicense, agreement, or permission is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (D) no party to the license, sublicense,

STOCK PURCHASE AGREEMENT - Page 16
     agreement, or permission has repudiated any provision thereof; and (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct in all material respects with respect to the underlying license.

     (m) Third Party Property Management Agreements. The Seller has delivered to the Buyer a correct and complete copy of each Third Party Property Management Agreement with respect to a Third Party Property. With respect to each such Third Party Property Management Agreement, to the Seller's Knowledge: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, thereunder; and (D) no party has repudiated any provision thereof. Section 4(m) of the Disclosure Schedule sets forth the monthly management fees received year to date by CGIM and the current applicable term of each Third Party Property Management Agreement.

     (n) Contracts. Section 4(n) of the Disclosure Schedule lists all agreements other than the Management Agreements to which CGIM is a party. The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement, if any, referred to in Section 4(n) of the Disclosure Schedule. With respect to each such agreement, to the Seller's Knowledge: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (o) Notes and Accounts Receivable. All notes and accounts receivable of CGIM are reflected properly on its books and records, are valid and current, and, to the Seller's Knowledge, subject to no setoffs or counterclaims. To the Seller's Knowledge, all such notes and accounts receivable of CGIM are collectable in accordance with their terms at their recorded amounts, but in no event shall this representation be construed as a guaranty that any particular amounts (or that any amounts at all) of such notes and/or accounts receivable will in fact be collected.

STOCK PURCHASE AGREEMENT - Page 17

     (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of CGIM.

     (q) Insurance. Section 4(q) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) of CGIM, or of any CGIM Affiliate with respect to which CGIM is a named insured or otherwise the beneficiary of coverage, at any time within the past three (3) years: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a summary description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy, to the Seller's Knowledge: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither CGIM nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. CGIM has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(q) of the Disclosure Schedule describes any self-insurance arrangements affecting CGIM.

     (r) Litigation. Except as set forth in Section 4(r) of the Disclosure Schedule, CGIM is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and is not a party (and, to the Seller's Knowledge, has not been threatened to be made a party) to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Seller's Knowledge, there is no reasonable basis for any such action, suit, proceeding, hearing, or investigation against CGIM.

     (s) Employees. To the Seller's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with CGIM. CGIM is not a party to or bound by any collective bargaining agreement, nor has it

STOCK PURCHASE AGREEMENT - Page 18
experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Seller's Knowledge, (i) CGIM has not committed any unfair labor practice, and (ii) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of CGIM.

     (t) Employee Benefits.

          (i) Section 4(t) of the Disclosure Schedule lists each Employee Benefit Plan that CGIM maintains or to which CGIM contributes.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of CGIM. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

STOCK PURCHASE AGREEMENT - Page 19

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that CGIM maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is in Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

               (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Seller and the directors and officers (and employees with responsibility for employee benefits matters) of CGIM do not have any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

STOCK PURCHASE AGREEMENT - Page 20

               (C) CGIM has not incurred, and the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of CGIM do not have any reason to expect that CGIM will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) CGIM does not contribute, has never contributed, and has never been required to contribute, to any Multiemployer Plan, and CGIM has no Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) CGIM neither maintains nor has ever maintained or contributes or ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical health, or life insurance or other welfare-type benefits for current or future retired or terminated employees their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     (u) Guaranties. CGIM is not a guarantor and is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (v) Environment, Health, and Safety.

          (i) To the Seller's Knowledge, CGIM and its predecessors have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against CGIM alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Seller's Knowledge CGIM has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) To the Seller's Knowledge, CGIM and its predecessors do not have any Liability (and CGIM and its predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that reasonably could be expected to form the basis for any present or future action, suit,

STOCK PURCHASE AGREEMENT - Page 21
     proceeding, hearing, investigation, charge, complaint, claim, or demand against CGIM giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (w) Brokers' Fees. CGIM does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (x) Licensure. To Seller's Knowledge, CGIM has complied with and is in compliance with applicable state and federal licensure rules, regulations and laws. CGIM is not required to have any license in its name to operate and manage the Owned Properties and the Third Party Properties.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

     (b) Notices and Consents. The Seller will cause CGIM to give any notices to third parties, and will cause CGIM to use its best efforts to obtain any third-party consents necessary to effect the purchase and sale of the CGIM Shares as contemplated by this Agreement. Each of the Parties will (and the Seller will cause CGIM to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

     (c) Operation of Business. The Seller will not cause or permit CGIM to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (d) Preservation of Business. The Seller will cause CGIM to use reasonable efforts to keep its business and properties substantially intact, including its present operations, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

STOCK PURCHASE AGREEMENT - Page 22

     (e) Due Diligence Review. The Seller will permit, and the Seller will cause CGIM to permit, representatives of the Buyer to conduct its due diligence review in accordance with Section 2(g) above.

     (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any breach of any of the representations and warranties in Sections 3(a) and 4 above. The Buyer shall give prompt written notice to the Seller of any breach of any of its representations and warranties in Section 3(b) above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I or Annex II or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. The Seller will not (and the Seller will not cause or permit CGIM to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, CGIM (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote its GCIM Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to CGIM, but that the Seller shall be entitled to keep copies thereof for archival purposes.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any third-party action, suit, proceeding,

STOCK PURCHASE AGREEMENT - Page 23
hearing,  investigation,  charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving CGIM, each of the other Parties will use reasonable efforts to cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as the providing party reasonably may deem necessary or advisable in connection with such contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below)

     (c) Transition. Subject to the provisions of subsection (e) below, during the Transition Period the Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of CGIM from maintaining the same business relationships with CGIM after the Closing as it maintained with CGIM prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of CGIM to the Buyer from and after the Closing. The Seller further agrees, at no cost to the Buyer (other than reimbursement of non executive salaries and benefits for those directly involved in the transition) and during the Transition Period, to use reasonable efforts to facilitate the Buyer's development of relationships with owners of Third Party Properties subject to Third Party Property Management Agreements or Substitute Management Agreements, prepare the financial statements for the Transition Period regarding CGIM and the Owned Properties and Third Party Properties, and to provide such other transitional assistance to the Buyer as the Buyer reasonably may deem appropriate consistent with the continuing business and operational demands of the Seller and of its Affiliates.

     (d)  Confidentiality.  The  Seller  will  treat and hold as such all of the
Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or with the transactions contemplated hereby. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, then Seller may disclose the Confidential Information to the tribunal; provided, however, that, upon the Buyer's written request, the Seller shall use reasonable efforts to cooperate with the Buyer (at

STOCK PURCHASE AGREEMENT - Page 24
the Buyer's sole cost and expense) in any efforts that the Buyer may undertake to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The Parties acknowledge and agree that the provisions of this subsection are not intended, and do not, alter the obligations of the parties under that certain Mutual Confidentiality Agreement between the Seller and Capital Acquisition dated as of June 1, 2004 (the "Mutual Confidentiality Agreement"), with respect to any Evaluation Material (as defined therein) other than Confidential Information, and that the Mutual Confidentiality Agreement is and shall continue in full force and effect in accordance with its terms.

     (e) Business Referrals. Nothing contained in this Agreement shall be deemed to obligate either Party hereto to refer any business opportunity to the other Party and each Party may enter into any transaction related to or in competition with any area of the senior housing facility industry (including, without limitation, the management of senior housing facilities) without having or incurring any obligation to the other Party (including, without limitation, any obligation to offer any interest in such activities to the other Party). However, (i) in the event that the Buyer refers a property development opportunity (previously unknown to Seller) to Seller in writing, Seller or its Affiliate agrees to pay Buyer within thirty (30) days of receipt ten percent (10%) of the development and/or general contractor fees associated with the development thereof which are actually collected by Seller or its Affiliate, and
(ii) in the event that the Seller refers a property management opportunity (other than any Substituted Management Agreement) to Buyer that was previously unknown to Buyer, then Buyer or its Affiliate agrees to pay Seller within thirty
(30) days of receipt ten (10%) of the gross management fees associated with the management of such property which are actually collected by Buyer or its Affiliate.

     (f) Certain Employee Matters. During the Transition Period, Buyer shall have the opportunity to hire those employees of CGI Limited, an Affiliate of CGIM, that currently provide services to CGIM and that are listed on Schedule
6(f). After Closing, but prior to the end of Buyer's standard ninety (90) day probationary period for new employees, the Buyer shall notify the Seller in writing of the Seller's intention to terminate any CGIM employees who were CGIM employees prior to the Closing, and thereafter Seller, in its sole discretion and at its sole expense, may choose (but shall have no obligation) to provide severance compensation for such terminated employees.

     (g) Pre-Closing and Post-Closing Liabilities. Seller shall be obligated to pay, or if applicable, remedy, in accordance with the terms and conditions of this Agreement, any and all Liabilities related to or resulting from the

STOCK PURCHASE AGREEMENT - Page 25
business or affairs of CGIM determined to have occurred prior to Closing. Buyer shall be obligated to pay, or if applicable, remedy, in accordance with the terms and conditions of this Agreement, any and all Liabilities related to or resulting from the business or affairs of CGIM determined to have occurred after Closing.

7.  Conditions to Obligations to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the  representations  and warranties set forth in Section 3(a) and
     Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Seller shall have performed and complied with all of its pre-Closing covenants hereunder in all material respects;

          (iii) CGIM shall have obtained all of the third party consents specified in Section 5(b) above;

          (iv) no action, suit, or proceeding shall be pending or, to the Seller's Knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the CGIM Shares and to control CGIM, or (D) affect adversely the right of CGIM to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 7(a)(i)-(iv) has been satisfied in all respects;

          (vi) the Parties and CGIM shall have received all other necessary authorizations, consents, and approvals of governments and governmental agencies, including those referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

STOCK PURCHASE AGREEMENT - Page 26

          (vii)  Capital  Senior  Living  Acquisition,  LLC, a Delaware  limited liability company that is an Affiliate of the Buyer ("Capital Acquisition"), and the owner of each Owned Property shall have entered into a Right of First Refusal Agreement in form and substance substantially as set forth in Exhibit 7(a)(vii) attached hereto (collectively, the "Right of First Refusal Agreements") and the same shall be in full force and effect upon consummation of the Closing;

          (viii) Capital Acquisition and the owner of each Owned Property shall have entered into an Option to Purchase in the form as set forth in Exhibit 7(a)(viii) attached hereto (collectively, the "Options to Purchase") and the same shall be in full force and effect upon consummation of the Closing;

          (ix) the owner of each Owned Property and CGIM shall have entered into a new Owned Property Management Agreement with respect to such Owned Property in the form as set forth in Exhibit 7(a)(ix) attached hereto (collectively, the "New Owned Property Management Agreements") and the same shall be in full force and effect upon consummation of the Closing;

          (x) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of CGIM other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing; and

          (xi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

STOCK PURCHASE AGREEMENT - Page 27

          (ii) the Buyer shall have performed and complied with all of its pre-Closing covenants hereunder in all material respects;

          (iii) CGIM shall have obtained all of the third party consents specified in Section 5(b) above;

          (iv) no action, suit, or proceeding shall be pending or, to the Buyer's knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 7(b)(i)-(ii) and (iv) has been satisfied in all respects;

          (vi) the Parties and CGIM shall have received all other necessary authorizations, consents, and approvals of governments and governmental agencies, including those referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

          (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby including obtaining the approval of its Board of Directors to enter into such transactions and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.


STOCK PURCHASE AGREEMENT - Page 28

8.   Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties: All of the representations, warranties and indemnification rights of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter for a period of three (3) years. Claims for indemnity under this
Section 8 must be made within three (3) years of the effective date of this Agreement.

     (b) Indemnification Provisions for Benefit of the Buyer.

          (i) Seller shall indemnify, defend and hold the Buyer free and harmless from any loss, Liability, or cost (including reasonable attorneys' fees) not covered by insurance proceeds that the Buyer may sustain, incur, or assume to the extent resulting from any claims related to (A) the CGIM Shares, or (B) the business and affairs of CGIM determined to have occurred prior to Closing, or (C) the performance of Seller's duties under this Agreement.

          (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer actually suffers to the extent resulting from, arising out of, relating to, in the nature of, or caused by any Liability of CGIM for the unpaid Taxes of any Person (other than CGIM) under Treas. Reg. Sections 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c) Indemnification Provisions for Benefit of the Seller. Buyer shall indemnify, defend and hold the Seller free and harmless from any loss, Liability, or cost (including reasonable attorneys' fees) not covered by insurance proceeds that the Seller may sustain, incur, or assume to the extent resulting from any claims related to (A) the CGIM Shares, or (B) the business and affairs of CGIM determined to have occurred after Closing, or (C) the performance of Buyer's duties under this Agreement.

     (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party

STOCK PURCHASE AGREEMENT - Page 29
     shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party in accordance with the terms and conditions of this Section 8, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and
     (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the

STOCK PURCHASE AGREEMENT - Page 30

     Third Party Claim (including reasonable attorneys' fees and expenses),  and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     (e) Determination of Adverse Consequences. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

     (f) Reduction of the Remaining Purchase Price. Upon a determination pursuant to Section 10(n) below that the Buyer is entitled to indemnification pursuant to Section 8(b) above in a specified amount, the Buyer shall have the option, in lieu of seeking such indemnification, of reducing the Remaining Purchase Price by such amount upon written notice thereof to the Seller.

     (g)  Other  Indemnification   Provisions.   The  foregoing  indemnification
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

     (h) Limitations on Indemnification Obligations. Notwithstanding anything in this Agreement to the contrary, (i) each Party shall have an obligation to use reasonable efforts to mitigate its Adverse Consequences, and (ii) in no event shall either Party have any obligation to indemnify the other Party under this
Section 8 in an aggregate amount greater than the sum of (A) $2,000,000 plus (B) the Remaining Purchase Price that, at the time of determination, has not been already (I) paid to the Seller, (II) used to fund any Management Fee Deficit, or
(III) debited against the Seller in accordance with Section 8(f) above.

     (i) Specific Performance. In the event Seller fails or refuses to consummate the sale of the CGIM Shares pursuant to this Agreement at the Closing or fails to perform any of Seller's other material obligations hereunder either prior to or at the closing for any reason other than Seller's termination of this Agreement pursuant to a right to so terminate expressly set forth in this Agreement or Buyer's failure to perform Buyer's material obligations under this Agreement, then Buyer may elect to enforce specific performance of this Agreement against Seller.

STOCK PURCHASE AGREEMENT - Page 31

9.   Termination.

     (a) Termination of Agreement. This Agreement may be terminated as provided below:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller on or before the expiration of the Due Diligence Period, in its sole discretion;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent under Sections 7(b)(i), (ii), (iii), (iv) and (vi) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b)  Effect of  Termination.  If the Buyer and the  Seller  terminate  this
Agreement pursuant to Section 9(a)(i) above, or the Buyer terminates this Agreement pursuant to Section 9(a)(ii) or (iii) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach) and the Earnest Money and all interest earned thereon shall be returned to the Buyer. If the Seller terminates this Agreement pursuant to Section 9(a)(iv) above, then the Earnest Money and all interest earned thereon shall be paid to Seller as its sole remedy for such breach and neither Party shall have any further Liability pursuant to this Agreement.

STOCK PURCHASE AGREEMENT - Page 32

10.  Miscellaneous.

     (a) Press Releases and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable best efforts to advise and solicit input from the Seller prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the Exhibits, Annexes, and Schedules attached hereto and the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may assign any or all of its rights, interests and obligations hereunder to its Affiliate upon written notice to the Seller.

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

STOCK PURCHASE AGREEMENT - Page 33

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed (i) duly given if (A) it is faxed to the intended recipient as set forth below, and (B) thereafter it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and (ii) duly received upon actual receipt:

         If to the Seller:                      Copy to:
         Covenant Group of Texas, Inc.          Brian D. Bowden, Esq.
         5601 Bridge Street, Suite 504          Brian D. Bowden, P.C.
         Fort Worth, Texas 76112                2900 Westridge Avenue
         Attn: Mr. Robert Bullock               Fort Worth, Texas 76116
         Facsimile: 817/446-0923                Facsimile: 817/732-7722


         If to the Buyer:                       Copy to:
         Capital Senior Management 1, Inc.      Jeffrey L. Fisher, Esq.
         14160 Dallas Parkway, Suite 300        Geary, Porter & Donovan, P.C.
         Dallas, Texas  75254                   16475 Dallas Parkway, Suite 500
         Attn: James A. Stroud and              Addison,  Texas 75001
                David R. Brickman
         Facsimile:  972/770-5666               Facsimile:  972/931-9208

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

STOCK PURCHASE AGREEMENT - Page 34

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Parties and CGIM will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that CGIM will not bear any of the Seller's costs and expenses (including any of the Seller's legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If either Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m)  Incorporation  of Exhibits,  Annexes,  and  Schedules.  The  Exhibits,
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

STOCK PURCHASE AGREEMENT - Page 35

     (n) Alternative Dispute Resolution.

          (i) In the event of any dispute, controversy, or claim arising out of or in connection with this Agreement or with the transactions contemplated hereby, or with the breach or alleged breach hereof, in each case whether sounding in contract, tort, or otherwise (each a "Dispute"), the Parties shall settle such Dispute in accordance with the provisions of this Section 10(n).

          (ii) Upon the occurrence and during the continuation of a Dispute, the Parties agree first to attempt to settle such Dispute amicably through consultation and negotiation between their respective executive officers.

          (iii) Upon the occurrence and during the continuation of any Dispute that remains unresolved notwithstanding compliance with Section 10(n)(ii) above, the Parties agree to attempt to settle such Dispute through non-binding mediation conducted by a mediator with at least five (5) years of mediation experience who has been qualified under the Texas Alternative Dispute Resolution Act (a "Mediator"). In the event that the Parties cannot agree on a single Mediator, then each of the Parties shall select a Mediator, and the two (2) Mediators thus selected shall select a single Mediator to hear the Dispute. Each of the Parties shall pay one-half (1/2) of the aggregate fees and expenses of the mediation.

          (iv) Any Dispute that remains unresolved notwithstanding compliance with Sections 10(n)(ii) and (iii) above, or any Dispute with respect to which one or more parties shall fail to comply in all material respects with the requirements of such Section 10(n)(ii) and/or (iii) promptly following the written request of the other Party, shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its "R-Series" Commercial Arbitration Rules, as supplemented and modified by its "E-Series" Commercial Arbitration Rules (or under such other AAA rules as may then apply with respect to expedited arbitration), and judgment on the award (the "Award") rendered by the arbitrator(s) (the "Arbitrator") may be entered in any court having jurisdiction thereof. The Parties agree to and mutually request an oral hearing of the Dispute. The Arbitrator must have at least five (5) years of arbitration experience.

          (v) The Parties expressly agree that, prior to the appointment of the Arbitrator, nothing in this Agreement shall prevent a party from applying to a court that otherwise would be of competent jurisdiction solely to

STOCK PURCHASE AGREEMENT - Page 36
     obtain a preliminary injunction or other similar provisional or interim relief to maintain the status quo. Upon appointment of the Arbitrator, the Arbitrator shall have sole jurisdiction to hear any such applications, except that any such provisional or interim measures that the Arbitrator may order may be immediately and specifically enforced by a court that otherwise would be of competent jurisdiction.

          (vi) Each of the parties shall pay one-half (1/2) of the aggregate fees and expenses of the arbitration, and all other fees and expenses (such as, for example, attorney and accounting fees, actuarial and other experts) shall be paid by the party incurring them; provided, however, that a party prevailing on substantially all of its claims shall be entitled to reasonable attorneys' fees, costs, and other disbursements in addition to any other relief to which such party may be entitled.

          (vii) The place of any arbitration instituted under this Section 10(n) shall be Dallas, Texas. Each Party consents to jurisdiction in such forum.







STOCK PURCHASE AGREEMENT - Page 37

         IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

                                 BUYER:

                                 CAPITAL SENIOR
                                 MANAGEMENT 1, INC.

                                 By: /s/ David R. Brickman
                                     David R. Brickman, Vice President


                                 SELLER:

                                 COVENANT GROUP OF TEXAS, INC.

                                 By: /s/ Robert Bullock
                                     Robert Bullock,
                                     Executive Vice President




STOCK PURCHASE AGREEMENT - Page 38